                                                                    EXHIBIT 23.1









                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Devon Energy Corporation:


We consent to incorporation by reference in the Registration Statements (File Nos. 333-68694, 333-32214, 333-47672, 333-44702, 333-39908 and 333-85553) on
Form S-8 and the Registration Statements (File Nos. 333-85211, 333-50036, 333-50034 and 333-100308) on Form S-3 of Devon Energy Corporation of our report dated February 4, 2003, relating to the consolidated balance sheets of Devon Energy Corporation and subsidiaries as of December 31, 2002, 2001 and 2000 and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended, which report appears in the December 31, 2002 Annual Report on Form 10-K of Devon Energy Corporation.

The audit report covering the December 31, 2002 consolidated financial statements refers to changes in the methods of accounting for derivative instruments and hedging activities, business combinations and goodwill.


                                    KPMG LLP





Oklahoma City, Oklahoma
March 6, 2003